UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

XPO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 26, 2025, the Board of Directors (the “Board”) of XPO, Inc. (the “Company”) authorized the repurchase by the Company of up to $750 million (the “Repurchase Plan”) of our common stock, $0.001 per share (the “Common Stock”). The Repurchase Plan replaces the Company’s previous share repurchase plan, authorized by the Board in February 2019, which had $503 million remaining as of March 26, 2025.

The Repurchase Plan permits shares of Common Stock to be repurchased from time to time at management's discretion, through a variety of methods, including a 10b5-1 trading plan, open market purchases, privately negotiated transactions or transactions otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The timing and number of shares of Common Stock repurchased will be opportunistic depending on a variety of factors, including price, general business and market conditions, alternative investment opportunities and funding considerations. The Repurchase Plan does not obligate the Company to repurchase any specific number of shares of Common Stock and may be suspended or discontinued at any time. The Repurchase Plan is effective immediately.

Forward-looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms.  However, the absence of these words does not mean that the statements are not forward-looking.  These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and service; the anticipated impact of a freight market recovery on our business; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; and competition and pricing pressures.

All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2025	XPO, INC.

	By:	/s/ Kyle Wismans
Kyle Wismans
Chief Financial Officer